CAPRIUS, INC.
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One Parker Plaza, Fort Lee, NJ 07024
(201) 592-8838 o Fax: (201) 592-9430


FOR IMMEDIATE RELEASE
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COMPANY CONTACT:  Beverly Tkaczenko @ (201) 592-8838
                  Email: beverlyt@caprius.com


            CAPRIUS, INC. RECEIVES OFFER FOR ITS DIAGNOSTICS BUSINESS


FORT LEE, NJ, August 30, 2002 - Caprius, Inc. (OTCBB: CAPR) announced today that it has received a preliminary offer from a third party to buy the assets of its Diagnostics Business. The preliminary due diligence has commenced.

The transaction is subject to the parties reaching a definitive agreement including customary closing conditions and Board approval.

The Company also stated that the closing of the previously announced investment in MCM Environmental Technologies Inc. has been extended to September 2002.

SAFE HARBOR STATEMENT:
The statements made in this press release that are not historical fact are "forward-looking statements" which are based upon current expectations that include a number of risks and uncertainties. Additional factors that could potentially affect the Company's financial results may be found on the Company's filings with the Securities and Exchange Commission.


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